                                                       Registration No. 33-81474

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                            POST-EFFECTIVE AMENDMENT

                               NO. 14 ON FORM S-3

                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                    FIRST SUNAMERICA LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

New York               6311                             06-0992729
(State or other        (Primary Standard                (I.R.S. Employer
jurisdiction of        Industrial Classification        Identification No.)
incorporation or       Number)
organization)

                           733 Third Avenue, 4th Floor
                            New York, New York 10017
                                 (212) S51-S440
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)

                          Christine A. Nixon, Esquire
                     First SunAmerica Life Insurance Company
                              c/o SunAmerica Inc.
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                              ---------------------
        Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------


           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                         FS VARIABLE ANNUITY ACCOUNT TWO

                    SUPPLEMENT TO THE VISTA CAPITAL ADVANTAGE
                       PROSPECTUS DATED DECEMBER 31, 2001

================================================================================

--------------------------------------------------------------------------------


The date of the Prospectus has been changed to May 1, 2002.

All references in the Prospectus to the date of the Statement of Additional Information is hereby changed to May 1, 2002.


Replace in its entirety the first paragraph in the section "Incorporation of Certain Documents by Reference" on page 2 with the following:

     First SunAmerica's Annual Report on Form 10-K for the year ended December 31, 2001, is incorporated herein by reference.

Replace the "Legal Proceedings" section on page 26 with the following:

     There are no pending legal proceedings affecting the Separate Account. First SunAmerica and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, with the potential exception of McMurdie, et al. v. SunAmerica Inc., et al, Case No. BC 1940B2, filed on July 10, 1998 in the Superior Court for the County of Los Angeles. This lawsuit is a representative action wherein the plaintiffs allege violations of California's Business and Professions Code Sections 17200 et seq. The Company is vigorously defending the lawsuit. The probability of any particular outcome is not reasonably estimable at this time.


Replace the first sentence in the section "Independent Accountants" on page 27 with the following:

     The audited financial statements of First SunAmerica at December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, are presented in the Statement of Additional Information.

Date: May 1, 2002


                Please keep this Supplement with your Prospectus.

                            VISTA CAPITAL ADVANTAGE

                                   PROSPECTUS

                               DECEMBER 29, 2001


Incorporated herein by reference to Post-Effective Amendment No. 13 under Securities Act of 1933 (the 33 Act) to Registration Statement file No. 33-81474 filed on Form S-3 on December 21, 2001.

                                     PART II

             Information Not Required in Prospectus
Item 14.     Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee ................................. $ 5,372.45
               Printing and engraving ............................... $50,000
               Legal fees and expenses .............................. $10,000
               Rating agency fees ................................... $ 7,500
               Miscellaneous ........................................ $10,000
                                                                      ----------
                   Total ............................................ $82,872.45
                                                                      ==========

Item 15.     Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16.     Exhibits and Financial Statement Schedules.
              Exhibit No.    Description
              -----------    -----------

               (1)            Underwriting Agreement***
               (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**

               (3)           (a)   Articles of Incorporation***
                             (b)   By-Laws***

               (4)           (a)   Vista Capital Advantage***
                                   Fixed and Variable Contract***
                             (b)   Application for Contract***
               (5)           Opinion of Counsel re: Legality***
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (23)          (a) Consent of Independent Accountants*
                             (b) Consent of Attorney***
               (24)          Powers of Attorney*****
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule****
               (28)          Information Reports Furnished to State
                               Insurance Regulatory Authority**
               (29)          Other Exhibits**

                                      *     Filed Herewith
                                      **    Not Applicable
                                      ***   Incorporated by Reference to Post-
                                            Effective Amendment No. 5 to
                                            Registration Statement No. 33-81474
                                            on Form S-1 filed on 12-24-97.
                                      ****  Incorporated by Reference to
                                            Post-Effective Amendment No. 7 to
                                            Registration Statement No. 33-81474
                                            on Form S-1 filed on 12-24-98.
                                      ***** Incorporated by Reference to Post-
                                            Effective Amendment No. 11 to
                                            Registration Statement
                                            No. 33-81474 on Form S-3 filed on
                                            December 19, 2000.

Item 17.     Undertakings.

                  The undersigned registrant, First SunAmerica Life Insurance Company, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 12th day of April, 2002.


                             By:   FIRST SUNAMERICA LIFE INSURANCE COMPANY

                             By:   /s/ JAY S. WINTROB
                                   ---------------------------------------
                                   Jay S. Wintrob
                                   President and Chief Executive Officer

         As required by the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                     TITLE                                   DATE
        ---------                     -----                                   ----
JAY W. WINTROB*                 Chairman, Chief Executive Officer        April 12, 2002
-----------------------         and President (Principal Executive
Jay W. Wintrob                  Officer)

MARC H. GAMSIN*                 Senior Vice President &                  April 12, 2002
-----------------------         Director
Marc H. Gamsin

N. SCOTT GILLIS*                Senior Vice President & Director         April 12, 2002
-----------------------         (Principal Financial Officer)
N. Scott Gillis

JAMES R. BELARDI*               Senior Vice President & Director         April 12, 2002
-----------------------
James R. Belardi

JANA W. GREER*                  Senior Vice President & Director         April 12, 2002
-----------------------
Jana W. Greer

/s/ CHRISTINE A. NIXON          Vice President, Secretary &              April 12, 2002
-----------------------         Director
Christine A. Nixon

LAWRENCE M. GOLDMAN*            Vice President, Assistant                April 12, 2002
-----------------------         Secretary & Director
Lawrence M. Goldman

THOMAS W. BAXTER*               Director                                 April 12, 2002
-----------------------
Thomas W. Baxter

MAURICE S. HEBERT*              Vice President & Controller              April 12, 2002
-----------------------         (Principal Accounting Officer)
Maurice S. Hebert

VICKI E. MARMORSTEIN*           Director                                 April 12, 2002
-----------------------
Vicki E. Marmorstein

DEBBIE POTASH-TURNER*           Director                                 April 12, 2002
-----------------------
Debbie  Potash-Turner

MARGERY K. NEALE*               Director                                 April 12, 2002
-----------------------
Margery K. Neale

LESTER POLLACK*                 Director                                 April 12, 2002
-----------------------
Lester Pollack

RICHARD D. ROHR*                Director                                 April 12, 2002
-----------------------
Richard D. Rohr

*/s/ CHRISTINE A. NIXON         Attorney-In-Fact                         April 12, 2002
-----------------------
Christine A. Nixon



Date: April 12, 2002

                                  EXHIBIT INDEX


Exhibit No.       Description
--------          -----------
(23)(a)           Consent of Independent Accountants